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Brown, Armstrong, Randall & Reyes
Certified Public Accountants

March 29, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Our client, Royale Energy, Inc., is seeking a two week filing extension for their 1998 Form 10KSB, under Rule 12b-25. We are unable to furnish our auditor's opinion until we can complete our audit procedures regarding reserves and impairments of long lived assets, whose reports are currently incomplete.

Very truly yours,

BROWN ARMSTRONG RANDALL & REYES
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong
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By:  Burton H. Armstrong